SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2005

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|__|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|__|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|__|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

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Item 4.01	Changes in Registrant's Certifying Accountants.

          On November 7, 2005, our certifying accountant, Deloitte & Touche LLP, notified our chief financial officer that it will not stand for re-appointment as the Company's independent registered public accountant for the year ending December 31, 2005, stating that the client-auditor relationship would cease upon our filing our Form 10-K/A for the fiscal year ended December 31, 2004. A copy of our press release announcing such notification is filed as Exhibit 99.1.

           During our two most recent fiscal years and the subsequent interim period preceding the notification from Deloitte & Touche on November 7, 2005: (i) there were no disagreements between us and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K) as described in the paragraph below . In addition, Deloitte & Touche's reports on our consolidated financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however, the 2003 report of Deloitte & Touche issued in connection with the 2003 Form 10-K/A contained an explanatory paragraph which addressed the restatement of such year's consolidated financial statements for the correction of an error.

           During our two most recent fiscal years and the subsequent interim period preceding the notification from Deloitte & Touche on November 7, 2005, the following reportable events occurred which caused our auditors to significantly increase the scope of their audit work: (i) An investigation was conducted in 2004 of certain possible irregularities committed by former employees of a subsidiary of the Company in connection with a promotional program. (ii) Deloitte & Touche issued a material weakness letter to us, as previously disclosed in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2004, which addressed (together with material weaknesses identified by management related to errors at the Company's United Kingdom subsidiary which gave rise to the restatement referred to in the prior paragraph) the dependency on back end detective controls to overcome system shortcomings and inadequate financial controls, communication and authority on the part of our management over the Company's operating subsidiaries. (iii) The restatement of our consolidated financial statements for our years ended December 31, 2004, 2003 and 2002, currently in progress, which resulted principally from the discovery of errors in accounting for inventory at our Tiger Direct subsidiary as to 2004 and the timing of revenue recognition as it relates to all years.

           These matters were discussed in detail among management, the audit committee and our independent registered public accountants. The Company has authorized Deloitte & Touche to respond fully to inquiries of the successor accountant concerning the subject matter of the material weakness.

          We have provided Deloitte & Touche with a copy of the above disclosures and requested that Deloitte & Touche furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such statements made by the Company. As of the time of filing of this Form 8-K, we had not received such letter and have accordingly requested that Deloitte & Touche provide the letter as promptly as possible so that we can file the letter with the Commission within ten business after the filing of this report. We shall file such letter within two business days of its receipt of a Form 8-K/A.

          We are currently engaged in discussions with auditing firms to replace Deloitte & Touche and serve as our independent registered accounting firm. Engagement of a new registered public accounting firm will be approved by the Audit Committee of the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of Systemax Inc., dated November 11, 2005

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: November 11, 2005

Exhibit Index

99.1	Press Release of Systemax Inc., dated November 11, 2005